                                 CUSTODIAN AGREEMENT

         THIS AGREEMENT made on _______________________, 1997, between Berkeley Capital Management Funds, a Delaware Business Trust (the "Trust"), on behalf of Berkeley Capital Management Money Market Fund (hereinafter called the
"Fund"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

         WHEREAS, the Trust desires that the Fund's securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust, on behalf of the Fund, and Custodian agree as follows:

1.  DEFINITIONS

         The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust or the Fund by any two of the President, a Vice President, the Secretary, and the Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees.

         The word "Board" shall mean Board of Trustees of the Trust.

2.  NAMES, TITLES, AND SIGNATURES OF THE TRUST'S OFFICERS

         An officer of the Trust will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

    ADDITIONAL SERIES. The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

3.  RECEIPT AND DISBURSEMENT OF MONEY

         A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

         (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in
              Section 7 or in proper form for transfer;

         (b) for the purchase or redemption of shares of the common stock of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Trust;

         (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing, and custodian services and expenses for printing and postage);

         (d) for payments in connection with the conversion, exchange, or surrender of securities owned or subscribed to by the Trust on behalf of the Fund held by or to be delivered to Custodian; or

         (e) for other proper corporate purposes certified by resolution of the Board of Trustees of the Trust.

         Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business day thereafter.

         B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

         C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Trust on behalf of the Fund and the custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

4.  SEGREGATED ACCOUNTS

         Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Fund, into which account(s) may be transferred cash and/or securities.

5.  TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

         Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. Custodian agrees to release, transfer, exchange or deliver securities held by it hereunder only:

         (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

         (b) when such securities are called, redeemed or retired or otherwise become payable;

         (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

         (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

         (e) upon conversion of such securities pursuant to their terms into other securities;

         (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

         (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

         (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to Custodian; or

         (i)  for other proper corporate purposes.

         As to any deliveries made by Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

         Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers, certificate specifying the securities to be delivered, setting forth the purpose of which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.  CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

         Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall; (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Trust on behalf of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights, and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state then in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.  REGISTRATION OF SECURITIES

         Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall cause the specific securities held by it hereunder to be at all times identifiable in its records as held for the account of the Fund.

         The Trust, on behalf of the Fund, shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

8.  VOTING AND OTHER ACTION

         Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies, and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

9.  TRANSFER TAX AND OTHER DISBURSEMENTS

         The Trust on behalf of the Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

         Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfer and/or deliveries of any such securities.

10. CONCERNING CUSTODIAN

         Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

         Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         The Trust on behalf of the Fund agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assess against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of this Agreement or their own negligent action, negligent failure to act or willful misconduct, and except for taxes on the income or property of Custodian, Custodian is authorized to charge any account of the Fund for such items.

In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Trust on behalf of the Fund, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims, or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of this Agreement or their own negligent action, negligent failure to act or willful misconduct, and except for taxes on the income or property of Custodian, any property at any time held for the account of the Fund shall be security therefore.

Custodian agrees to indemnify and hold harmless the Trust and the Fund, and the Trust's officers, trustees, and agents, from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against and of the forgoing in connection with Custodian's performance or attempted performance of this Agreement, except such as may arise from the Trust's own negligent action, negligent failure to act, or willful misconduct.

11. SUBCUSTODIANS

         Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Fund's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and is qualified to act as a Custodian or Subcustodian of the Fund under Section 17 of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses and expenses incurred by the Trust or the Fund resulting from the acts or omissions of the Subcustodian as fully as if the Custodian was directly responsible for any such losses and expenses under the terms of the Custodian Agreement.

         Notwithstanding anything contained herein, if the Trust on behalf of the Fund requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Trust agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Fund's assets, except as may arise from the Custodian's own negligent action, negligent failure to act or willful misconduct.

12. REPORTS BY CUSTODIAN

         Custodian shall furnish the Trust periodically as agreed upon with a statement summarizing all transactions and entries for the account of the Fund. Custodian shall furnish to the Trust, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, the Trust.

13. TERMINATION OR ASSIGNMENT

         This Agreement may be terminated by the Trust on behalf of the Fund, or by Custodian, on at least ninety (90) days' notice, given in writing and sent by registered mail to

Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Trust at 650 California Street, Suite 2800, San Francisco, CA 94108, or by facsimile transmission to Custodian at ___________ or to the Fund at (415) 249-0553, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) and qualified to act as a Custodian of the Fund under Section 17 of the Investment Company Act of 1940 and the rules promulgated thereunder as a Custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust on behalf of the Fund of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

         This Agreement may not be assigned by Custodian without the consent of the Trust on behalf of the Fund, authorized or approved by a resolution of the Trust's Board of Trustees.

14. DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

         No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository comply with all applicable federal and state laws and regulations, and the Board of Trustees of the Trust approves by resolution the use of such central securities clearing agency or securities depository.

15. RECORDS

         To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

16. REPRESENTATIONS, WARRANTIES, AND COVENANTS

    Custodian represents, warrants, and covenants:

         (a) that it will comply in all materials respects with all applicable laws and regulations, including but not limited to the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, in performing its duties under this Agreement;

         (b) that it is and will remain throughout the term of this Agreement qualified to act as a custodian of the Fund under Section 17 of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder; and

         (c) that it will maintain, in confidence, all information relating to the Trust's and the Fund's business which Custodian receives during the course of rendering any service hereunder.


17. CHOICE OF LAW

    This Agreement shall be construed in accordance with the laws of the State of California. Custodian hereby consents to the exclusive jurisdiction, venue, and forum of any state or federal court in San Francisco, California with respect to any action, whether commenced by the Trust or any other party, which, in whole or in part, in any way arises under or relates to this Agreement. Custodian hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 19 of this Agreement for the giving of notice.

18. ATTORNEYS' FEES

    If any party to this Agreement seeks to enforce its rights under this Agreement or construe any provision of this Agreement by legal proceedings or otherwise, the non-prevailing party in such proceedings shall pay all reasonable costs and expenses incurred by the prevailing party (who shall be the party who obtains substantially the relief sought by such party, whether by settlement, compromise, or judgment), including without limitation court costs and all reasonable attorneys' fees.

19. NOTICES

    Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered to Custodian at ________________ or to the Trust or the Fund at 650 California Street, Suite 2800, San Francisco, California 94108 or sent by facsimile transmission to Custodian at ______________ or to the Trust or the Fund at (415) 249-0553.

20. NOTICE OF DECLARATION OF TRUST

    Custodian agrees that the Trust's obligations under this Agreement shall be limited to the Fund and its assets, and that Custodian shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee, or agent of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

         Executed in several Counterparts, each of which is an original.


Attest:                                     FIRSTAR TRUST COMPANY

________________________                    By ________________________________
Assistant Secretary                            Vice President

Attest:                                     Berkeley Capital Management Funds

________________________                    By ________________________________
                                               Deborah A. Kemper
                                               President and Principal Executive
                                               Officer

                                                                     EXHIBIT A

                    BERKELEY CAPITAL MANAGEMENT MONEY MARKET FUND


                                   CUSTODY SERVICE
                        MONEY MARKET FUND ANNUAL FEE SCHEDULE




    Annual fee based upon market value
         1/2 basis points per year
         Minimum annual fee - $3,000 per year

    Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):

         $12.00 per book entry security (depository or Federal Reserve system) $25.00 per definitive security (physical)
         $25.00 per mutual fund trade
         $75.00 per Euroclear
         $ 8.00 per principal reduction on pass-through certificates
         $35.00 per option/futures contract
         $10.00 per variation margin
         $15.00 per Fed wire deposit or withdrawal

    Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

    Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

    Fees are billed monthly, based upon market value at the beginning of the month